Pacific Life Funds NSAR 09-30-14
EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS




The following documents are included in Registrant's Form Type N1A/B, Accession No. 0001193125-14-282664 filed on July 29, 2014, and incorporated by reference herein:


Amendment No. 7 to Fund Management Agreement - PIMCO

Subadvisory Agreement - Western Asset Management Company




The following documents are included in Registrant's Form Type N1A/A, Accession No. 0001193125-14-360471 filed on October 1, 2014, and incorporated by reference herein:


Schedule A to Advisory Agreement - PF International Small-Cap Fund

Advisory Fee Waiver Agreement - PF International Small-Cap Fund

Amendment No. 8 to Fund Management Agreement - PIMCO

Amenement No. 1 to Subadvisory Agreement - T. Rowe

Amenement No. 1 to Subadvisory Agreement - Western

Subadvisory Agreement - QS Batterymarch Financial Management, Inc.